[LOGO OF MAXWELL SHOE COMPANY INC.]	NEWS RELEASE

Company Contact:	Richard J. Bakos Chief Financial Officer Maxwell Shoe Company (617) 333-4007

FOR IMMEDIATE RELEASE

Investor Relations:	Allison Malkin Integrated Corporate Relations (203) 222-9013

MAXWELL SHOE COMPANY ANNOUNCES

SECOND QUARTER AND SIX MONTH FINANCIAL RESULTS

Diluted Earnings Per Share Totals $0.27

Company Increases Fiscal 2003 Diluted EPS Guidance Range to $0.94–$0.97

Hyde Park, Mass. – June 9, 2003 – MAXWELL SHOE COMPANY Inc., (NASDAQ: MAXS), today announced financial results for the second quarter and six months ended April 30, 2003.

In the Second Quarter:

•	Operating income grew 29.8% to $6.6 million, or 11.4% of sales, compared to operating income of $5.1 million, or 9.3% of sales, in 2002
•	Book value reached approximately $10 per share
•	Diluted earnings per share increased 8.0% to $0.27, exceeding the Company’s expectations of $0.24–$0.26

For the Six Months Ended April 30, 2003:

•	Operating income grew 29.3% to $10.3 million, or 9.9% of sales, compared to operating income of $7.9 million, or 8.5% of sales, in 2002
•	Diluted earnings per share increased 13.2% to $0.43 compared to $0.38 in 2002

Net sales for the second quarter of 2003 rose 6.5% to $57.8 million, as compared to $54.3 million in the second quarter of 2002. Gross profit for the second quarter of 2003 increased 5.6% to $16.3 million, or 28.2% of sales, compared to $15.4 million, or 28.4% of sales, in the second quarter of 2002. Net income for the second quarter increased 11.8% to $4.1 million compared to net income of $3.7 million in the second quarter of 2002. Diluted earnings per share in the second quarter rose 8.0% to $0.27 compared to $0.25 per diluted share in the second quarter of 2002.

“We are delighted with our record second quarter results which surpassed our expectations and reflected across-the-board strength in our portfolio of footwear brands,” stated Mark Cocozza, Chairman and Chief Executive Officer, MAXWELL SHOE COMPANY. “During the quarter, our unique strengths in product design resonated well with consumers and retailers alike and enabled

MAX REPORTS SECOND QUARTER AND SIX-MONTH 2003 RESULTS	Page: 2

us to increase our branded market share across our multiple channels of distribution. Additionally, our substantial growth in operating profitability underscores our ability to leverage our expense base as we grow. We were particularly pleased to have continued our consistent track record for growth in this challenging retail environment.”

For the six month period ended April 30, 2003, net sales reached $103.5 million, an 11.4% increase compared to sales of $92.9 million in the first six months of the prior year. Net income rose 16.0% to $6.5 million, as compared to net income of $5.6 million in the first six months of the prior year. Diluted earnings per share rose 13.2% to $0.43 versus diluted earnings per share of $0.38 in the first six months of the prior year.

The Company’s balance sheet remained strong. At quarter end, cash on the balance sheet rose 12.7% to $79.5 million compared to $70.5 million at October 31, 2002. Inventory was on plan and current at $17.4 million, a 5.0% decline from year-end inventory of $18.3 million. Working capital rose to $132.5 million from $124.1 million at October 31, 2002.

Mr. Cocozza, added: “We remain positive and excited about our prospects in the current year and beyond. Supporting this is the strong momentum our brands continue to demonstrate at retail, creating additional growth opportunities for our Company. We also continue to enhance efficiencies throughout our organization. This positions us well to achieve our goals even as the retail environment remains weak.”

Mr. Cocozza, continued. “For fiscal 2003, we currently estimate sales in the range of $218 million to $222 million representing annual growth of 8.5% at the mid-point of the range. Fiscal 2003 diluted earnings per share are currently estimated in the range of $0.94 and $0.97. These guided ranges are consistent with the current First Call consensus diluted earnings per share estimates of $0.96 for fiscal 2003.”

Interested stockholders and other persons are invited to listen to the first quarter earnings conference call scheduled for Monday, June 9, 2003 at 10:00 a.m. Eastern Time. The call will be broadcast live over the Internet at http://www.viavid.com. An online archive will be available immediately following the call and will be accessible until June 16, 2003.

Maxwell Shoe Company Inc. designs, develops and markets casual and dress footwear for women and children. The Company’s brands include AK ANNE KLEIN®, DOCKERS®FOOTWEAR FOR WOMEN, J. G. HOOK, JOAN AND DAVID, CIRCA JOAN & DAVID, MOOTSIES TOOTSIES AND SAM & LIBBY.

Certain statements contained in this press release regard matters that are not historical facts and are forward looking statements (as such term is defined in the rules promulgated pursuant to the Securities Act of 1933, as amended). Because such forward looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward looking statements. Factors that could cause actual results to differ materially include, but are not limited to: changing consumer preference, inability to successfully design, develop or market its footwear brands, the inability to successfully re-introduce the Joan & David brand into the market, competition from other footwear manufacturers or retailers, loss of key employees, general economic conditions and adverse factors impacting the retail footwear industry, and the inability by the Company to source its products due to political or economic factors, potential disruption in supply chain or customer purchasing habits due to health concerns relating to severe acute respiratory syndrome or other related illnesses; the imposition of trade or duty restrictions or work stoppages of transportation or other workers who handle or manufacture the Company’s goods. The information contained in the press release was accurate only as of the date issued. Investors should not assume that the statements made in this documents remain operative at a later time. Maxwell Shoe Company undertakes no obligation to update any information appearing in this release. The Company undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or

MAX REPORTS SECOND QUARTER AND SIX-MONTH 2003 RESULTS	Page: 3

circumstances after the date hereof or to reflect the occurrence of unanticipated events. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.

(tables to follow)

MAX REPORTS SECOND QUARTER AND SIX-MONTH 2003 RESULTS	Page: 4

MAXWELL SHOE COMPANY INC.

STATEMENTS OF INCOME

(Unaudited–In Thousands Except Per Share Amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2003	2002	2003	2002
Net sales	$57,791	$54,259	$103,505	$92,921
Cost of sales	41,497	38,827	74,799	67,139

Gross profit	16,294	15,432	28,706	25,782
Operating expenses:
Selling	4,898	5,362	8,675	8,236
General and administrative	4,830	5,010	9,780	9,620

	9,728	10,372	18,455	17,856

Operating income	6,566	5,060	10,251	7,926
Other expenses (income)
Interest income, net	(198)	(195)	(457)	(445)
Other, net	(93)	(207)	(203)	(208)

	(291)	(402)	(660)	(653)

Income before income taxes	6,857	5,462	10,911	8,579
Income taxes	2,744	1,783	4,365	2,938

Net income	$4,113	$3,679	$6,546	$5,641

Net income per share
Basic	$.28	$.27	$.45	$.41
Diluted	$.27	$.25	$.43	$.38
Shares used to compute net income per share:
Basic	14,719	13,761	14,667	13,617
Diluted	15,134	14,820	15,101	14,666

MAXS REPORTS SECOND QUARTER AND SIX–MONTH 2003 RESULTS	Page: 5

MAXWELL SHOE COMPANY INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited In Thousands — except per share amounts)

	April 30, 2003	October 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$79,482	$70,518
Accounts receivable, trade (net of allowance for doubtful accounts and discounts of $1,019 in 2003 and $955 in 2002)	40,909	40,729
Inventory, net	17,403	18,311
Prepaid expenses	1,073	596
Prepaid income taxes	208	1,721
Deferred income taxes	1,469	1,469

Total current assets	140,544	133,344
Property and equipment, net	3,311	3,928
Trademarks, net	14,462	14,462
Other assets	1	15

	$158,318	$151,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,234	$724
Accrued expenses	5,774	8,512

Total current liabilities	8,008	9,236
Long-term deferred income taxes	1,939	1,939
Stockholders’ equity:
Class A common stock, par value $.01, 20,000 shares authorized, 14,725 shares outstanding in 2003, 14,517 shares outstanding in 2002	147	145
Additional paid-in capital	51,583	50,609
Deferred compensation	(691)	(966)
Retained earnings	97,332	90,786

Total stockholders’ equity	148,371	140,574

	$158,318	$151,749